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                                                                   Exhibit 10.20


               AMENDMENT TO SHARE SALE AND PURCHASE AGREEMENT AND
                             SHAREHOLDERS AGREEMENT

This Amendment to Share Sale and Purchase Agreement and Shareholders Agreement (this "Amendment") is made and entered into as of the 27th day of September 2002, by and among:

AMKOR TECHNOLOGY, INC., a Delaware corporation with a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380, U.S.A ("ATI");

DONGBU CORPORATION, a Korean corporation with its registered office located at Dongbu Financial Center, 891-10 Daechi-dong, Kangnam-ku, Seoul, Korea ("Dongbu Corporation");

DONGBU FIRE INSURANCE CO., LTD., a Korean corporation with its registered office located at Dongbu Financial Center, 891-10 Daechi-dong, Kangnam-ku, Seoul, Korea ("Dongbu Fire"); and

DONGBU LIFE INSURANCE CO., LTD., a Korean corporation with its registered office located at Dongbu Financial Center, 891-10 Daechi-dong, Kangnam-ku, Seoul, Korea ("Dongbu Life").

Dongbu Corporation, Dongbu Fire and Dongbu Life shall hereinafter be collectively referred to as "Dongbu". ATI and Dongbu shall hereinafter be referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS:

A. Anam Semiconductor, Inc., a Korean corporation with its registered office located at 154-17, Samsung-dong, Kangnam-ku, Seoul, Korea (the "Company") issued, and Dongbu Fire and Dongbu Life subscribed for, an aggregate of 12,000,000 common shares of the Company, on July 26, 2002.

B. ATI and Dongbu Corporation entered into a certain share sale and purchase agreement dated July 10, 2002 (the "Share Sale and Purchase Agreement") pursuant to which ATI agreed to sell, and Dongbu Corporation agreed to purchase, an aggregate of 20,000,000 common shares of the Company.

C. ATI and Dongbu entered into a certain shareholders agreement dated July 29, 2002 (the "Shareholders Agreement") in which the parties thereto memorialized their agreements with respect to their joint ownership and management of the Company after the closing of the share sale and purchase transaction under the Share Sale and Purchase Agreement.

D.    The parties to this Amendment desire to amend the Share Sale and Purchase


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      Agreement and the Shareholders Agreement on the terms and conditions set forth herein.

Now, it is hereby agreed as follows:

ARTICLE 1.  DEFINITIONS & INTERPRETATION

1.1 The terms used herein shall have the same meanings as in the Share Sale and Purchase Agreement and the Shareholders Agreement unless otherwise defined herein.

1.2 Except where the context otherwise requires, each gender shall include the other genders and the singular shall include the plural and vice versa, and references to persons shall include bodies corporate and incorporate.

1.3 Headings of Articles in this Amendment are for convenience only and do not substantively affect the terms of this Amendment.

ARTICLE 2.  AMENDMENTS TO THE SHARE SALE AND PURCHASE AGREEMENT

ATI and Dongbu Corporation hereby agree to amend the Share Sale and Purchase Agreement as follows:

2.1   Article 2.3 shall be amended and restated in its entirety as follows:

      "Payment Method. Purchaser shall pay to Seller the Purchase Price by means of cash payments and delivery of the Promissory Notes in the amounts and in the manner set forth in Articles 3,1, 3.2 and 3.5."

2.2 Article 3.3 shall be amended by replacing "August 28, 2002" in the third line thereof with "September 30, 2002".

2.3   Article 3.5 shall be amended and restated in its entirety as follows:

      "Closing Deliveries of Purchaser. At the Closing, Purchaser shall pay, or have paid, to Seller the remaining unpaid portion of the Purchase Price,
      (i) by payment in cash in immediately available funds to the bank account designated in writing by Seller in advance, KRW15,000,000,000 (against which payment Seller shall deliver, or have delivered, to Purchaser a receipt, duly executed by Seller, certifying the receipt by Seller of such payment) and (ii) by delivery, or having delivered, to Seller or its designated affiliate (subject to Korean foreign exchange regulations) the following:

      (a) a promissory note in the amount of KRW21,000,000,000, bearing interest at a rate of 5% per annum, payable 12 months after the Closing Date; and

      (b) a promissory note in the amount of KRW21,000,000,000, bearing interest at a rate of 5% per annum, payable on February 10, 2004.

      Each promissory note referred to in (a) and (b) of this Article 3.5 is referred to as a "Promissory Note" and together are referred to as the "Promissory Notes". The


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      Promissory Notes shall be issued by Purchaser and payable at bank
      (eun-haeng-do-yak-sok-eo-eum). The Promissory Notes shall be secured by Purchaser's pledge to Seller of 10,000,000 of the Sale Shares (the "Pledge"). Seller (as pledgee) shall hold the share certificates in respect of the pledged Shares through a third party assistant-possessor for Seller (jeom-yu-bo-jo-ja) mutually agreeable to Seller and Purchaser. The Promissory Notes shall be in the form of Exhibit 1 attached hereto, and the Pledge shall be in the form of Exhibit 2 attached hereto.

2.4   Article 3.6 shall be deleted.

2.5 Articles 5.1 (b) through (g) shall be amended so that each representation and warranty therein by Seller with respect to the Share Sale and Purchase Agreement shall apply mutatis mutandis to the Promissory Notes and the Pledge.

2.6   Article 7.2.3 shall be deleted.

2.7 Article 7.2.4 shall be renumbered as Article 7.2.3 and shall be amended and restated in its entirety as follows:

      "Shareholders Agreement. The Shareholders Agreement has not been terminated."

2.8   Article 8.3 shall be amended and restated in its entirety as follows:

      "Shareholders Agreement. The Shareholders Agreement has not been terminated."

2.9 Article 10.1(e) shall be amended by replacing "September 13, 2002" in the first line thereof with "October , 2002".

2.10 Exhibits 1 and 2 attached hereto shall be added as exhibits to the Share Sale and Purchase Agreement.

ARTICLE 3.  AMENDMENTS TO THE SHAREHOLDERS AGREEMENT

ATI and Dongbu hereby agree to amend the Shareholders Agreement as follows:

3.1 Article 2.2 shall be amended by replacing "within 7 days after the payment of the Interim Payment (as defined in the Share Sale and Purchase Agreement)" in the first and second lines thereof with "no later than October 7, 2002".

3.2 Article 3.4(a) shall be amended by adding at the end thereof "; provided that the integration of the Company with Dongbu Electronics shall be excluded".

3.3 Article 3.4(b) shall be amended by adding at the end thereof "; provided that share issuance in connection with the merger between the Company and Dongbu Electronics or contribution in kind of Dongbu Electronics shares as an interim step toward such merger shall be excluded.

3.4   Article 3.4(c) shall be amended and restated as follows:


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      "(A) prior to the date on which the Foundry Agreement (as defined in
      Article 4.3) has been terminated and the fair value of the Foundry Agreement has been fully paid by the Company in accordance with Article 4.3, any transaction whose contract value together with that of all other transactions in a fiscal year exceeds KRW50,000,000,000 or any transaction between the Company and its directors, officers, employees, major shareholders or affiliates or directors, officers, employees of its major shareholders or affiliates; provided that (i) employment contracts in the ordinary course of business, (ii) such transactions which are on an arm's length basis and normal commercial terms and (iii) any transaction to be made in accordance with Sections 4.3, 4.4 and 4.5 hereof, shall be excluded; (B) after the Foundry Agreement has been terminated and the fair value of the Foundry Agreement has been fully paid by the Company in accordance with Section 4.3, any transaction, whose contract value together with that of all other such transactions in a fiscal year exceeds KRW50,000,000,000, between the Company and its directors, officers, employees, major shareholders or affiliates or directors, officers, employees of its major shareholders or affiliates; provided that (i) employment contracts in the ordinary course of business, (ii) such transactions which are on an arm's length basis and normal commercial terms, (iii) any transaction to be made in accordance with Sections 4.3,
      4.4 and 4.5 hereof and (iv) any transaction between the Company and Dongbu Electronics, shall be excluded; and (C) after the payment in full of the Promissory Notes (as defined in the Share Sale and Purchase Agreement), this clause (c) of Article 3.4 shall be deleted."

3.5 Article 4.1 shall be amended by replacing the phrase "under terms mutually satisfactory" in the second line thereof with "in accordance with a merger ratio (the ratio of Company shares to Dongbu Electronics shares upon which the merger will be consummated) mutually satisfactory" and by adding at the end of such Article 4.1 the following:

      "Pending such merger, ATI and Dongbu shall cooperate and consult with each other in good faith as to the management of the Company and Dongbu Electronics with the goal of aligning the activities and policies of the Company and Dongbu Electronics toward the mutual benefit of both companies; provided, however, that Dongbu shall have no obligations of any kind toward ATI with respect to the management of Dongbu Electronics other than such consultation and except as set forth in Article 3.7. In the event the Shareholders cannot agree on mutually satisfactory merger ratio for such merger, the Shareholders shall appoint an independent financial adviser in Korea mutually agreeable to the Shareholders, and such financial advisor shall determine the fair merger ratio. The Shareholders agree that the fair merger ratio as determined by the independent financial advisor as aforesaid shall be the basis upon which the Company and Dongbu Electronics will be merged; provided that such merger complies with all applicable laws. ATI and Dongbu acknowledge that capital contribution in kind of Dongbu Electronics shares into the Company may occur as an interim step toward the above merger, in which case such capital contribution shall be made based on a valuation of Dongbu Electronics share mutually agreeable to the Shareholders. In the event the Shareholders cannot mutually agree on such valuation, the procedure set forth above for the determination of the merger ratio by an independent financial advisor shall apply mutatis mutandis."


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3.6   Article 4.2 shall be amended by replacing the phrase "the election of directors pursuant to Article 3.1" in the first line thereof with "the Share Purchase Closing".

3.7   Article 4.3 shall be amended and restated in its entirety as follows:

      "ATI and Dongbu acknowledge that the Foundry Agreement dated January 1, 1998 (the "Foundry Agreement") by and among ATI, Amkor Electronics, Inc. and C.I.L. Limited (Cayman) (the "Amkor Parties") and Anam USA and the Company will be terminated as soon as practicable and prior to the end of 2002 and that the process for agreeing to the terms and conditions of such termination shall be as follows: (i) ATI will appoint a third party appraiser to determine the fair value to the Amkor Parties of such Foundry Agreement; (ii) if based on the determination of such appraiser the Amkor Parties and the Company cannot agree on the terms and conditions of the termination of the Foundry Agreement, which are mutually agreeable to the Shareholders, the Company will, with the consent of Dongbu, which consent shall not be unreasonably withheld, appoint a third party appraiser to determine such fair value; and (iii) if based on the determinations of the appraisers appointed by ATI and the Company, the Amkor Parties and the Company cannot agree on the terms and conditions of the termination of the Foundry Agreement, which are mutually agreeable to the Shareholders, the terms and conditions of the termination of the Foundry Agreement shall be determined pursuant to arbitration as provided in the Foundry Agreement. Each of the Shareholders shall vote its Shares and/or instruct directors nominated by it, as applicable, to cause the Company to terminate the Foundry Agreement in accordance with this Section 4.3; provided the amount paid by the Company to the Amkor Parties in consideration for their agreement to terminate the Foundry Agreement shall not exceed US$65,000,000 and shall not be lower than US$45,000,000."

3.8   Section 7.11 shall be amended by adding at the end thereof  the following:

      "In addition, ATI may upon written notice to that effect to Dongbu terminate this Agreement if an event of default under the Promissory Notes or the Pledge (as such terms are defined in the Share Sale and Purchase Agreement) and such default has not been cured within all applicable grace or cure periods. In the event of termination of this Agreement due to such an event of default under the Promissory Notes or the Pledge, Dongbu shall immediately cause their designated directors and officers of the Company to resign and shall not thereafter participate in the management of the Company."

ARTICLE 4. EFFECTIVENESS OF THE SHARE SALE AND PURCHASE AGREEMENT AND THE SHAREHOLDERS AGREEMENT

Except as hereby amended, the Share Sale and Purchase Agreement and the Shareholders Agreement shall remain in full force and effect.


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ARTICLE 5   GOVERNING LAW & ARBITRATION

5.1 This Amendment shall be governed by and construed in accordance with the laws of Korea.

5.2 Section 7.2 of the Shareholders Agreement shall hereby be incorporated by reference into this Amendment.

                           [signature page to follow]


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IN WITNESS WHEREOF, the Parties executed this Amendment as of the date first above written.



AMKOR TECHNOLOGY, INC.

By       /s/ JOHN N. BORUCH
      ________________________
      Name:  JOHN N. BORUCH
      Title: PRESIDENT AND COO



DONGBU CORPORATION

By       /s/ HO-IK PAIK
      ________________________
      Name:  HO-IK PAIK
      Title: PRESIDENT AND CEO



DONGBU FIRE INSURANCE CO., LTD.

By       /s/ SU KWANG LEE
      ________________________
      Name:  SU KWANG LEE
      Title: PRESIDENT AND CEO



DONGBU LIFE INSURANCE CO., LTD.

By       /s/ KI CHI CHANG
      ________________________
      Name:  KI CHI CHANG
      Title: PRESIDENT AND CEO


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